UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2005

North American Natural Gas, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

00-32089	98-00403519
Commission File Number)	RS Employer Identification No.)

Suite 210-580 Hornby Street, Vancouver, B.C. Canada	V6C 3B6
(Address of Principal Executive Offices)	(Zip Code)

(604) 687-6991
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

b)  On May 17, 2005, Coreena Hansen resigned as Secretary of North American Natural Gas, Inc. (the “Company”).

c)  On May 18, 2005, the appointment of Richard Achron as Secretary of the Company became effective. Mr. Achron has been a member of the Board of Directors and the Company’s Chief Financial Officer since May 23, 2003.

Richard Achron, 62, is a self-employed businessman with over 40 years experience in the retail/wholesale and manufacturing industry.  He spent many years working for major Canadian corporations including Philips Electronics, White-Westinghouse, Canadian Admiral Corporation and Sanyo Electronics in sales, sales management and as a branch manager. Since 1989 he has been President and sole shareholder of Kingman Industries Ltd., a manufacturing company based out of Vancouver, Canada.  Kingman Industries manufactures and distributes PVC strip doors, industrial curtains and enclosures and other energy saving and environmental products to such corporations as Canada Safeway, Overwaitea Food Group and Superstore/Loblaws.

As compensation for his services as an independent member of the Board, Mr. Achron is paid $500.00 per month. He will be receiving no additional compensation for his appointment as Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN NATURAL GAS, INC.

By:	/s/ Jim Glavas
Jim Glavas
Chief Executive Officer and Director

Dated: May 18, 2005